Exhibit 3.215

CERTIFICATE OF LIMITED PARTNERSHIP

OF

REGIONAL EMERGENCY SERVICES, L.P.

This Certificate of Limited Partnership of Regional Emergency Services, L.P. is being duly executed and filed by Florida Emergency Partners, Inc., as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

1. The name of the limited partnership formed hereby is Regional Emergency Services, L.P.

2. The address of the registered office of the limited partnership in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

3. The name and address of the registered agent for service of process on the limited partnership in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

4. The name and the business address of the sole general partner of the limited partnership are:

Name	Business Address

Florida Emergency Partners, Inc.	141 Waterman Avenue
Mount Dora, Florida 32757

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 18th day of June, 1996.

REGIONAL EMERGENCY SERVICES, L.P.

By:	Florida Emergency Partners, Inc.,
General Partner

	By:	/s/ Seth D. Ellis
Seth D. Ellis, Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

REGIONAL EMERGENCY SERVICES, L.P.

It is hereby certified that:

FIRST:  The name of the limited partnership (hereinafter called the “partnership”) is:

REGIONAL EMERGENCY SERVICES, L.P.

SECOND:  Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

The undersigned, a general partner of the partnership, executes this Certificate of Amendment on April 5, 2010.

/s/ William A. Sanger
Name: William A. Sanger
Capacity: CEO
on behalf of Florida Emergency Partners, Inc.

General Partner